Exhibit (b)

BY-LAWS

OF

ALLIANCEBERNSTEIN MULTI-MANAGER ALTERNATIVE FUND

A Delaware Statutory Trust

As adopted June 4, 2012

i

ii

BY-LAWS

OF

ALLIANCEBERNSTEIN MULTI-MANAGER ALTERNATIVE FUND

A Delaware Statutory Trust

These By-Laws are made and adopted pursuant to Section 4.3 of the Declaration of Trust of AllianceBernstein Multi-Manager Alternative Fund (the “Trust”), dated February 23, 2012, as from time to time amended (the “Declaration”). All words capitalized in these By-Laws that are not otherwise defined herein shall have the meaning or meanings set forth for such words or terms in the Declaration. To the extent the provisions of these By-Laws are inconsistent with the terms of the Declaration, the terms of the Declaration shall control.

ARTICLE I

OFFICES

Section 1.1 PRINCIPAL OFFICE.

The Board of Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or without the State of Delaware.

Section 1.2 DELAWARE OFFICE.

The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual resident in the State of Delaware or a Delaware corporation or a foreign corporation authorized to transact business in the State of Delaware; provided that, in each case, the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

Section 1.3 OTHER OFFICES.

The Board of Trustees may at any time establish an office or offices in the City of New York, New York and at such other places within or without the State of Delaware as the Trustees may from time to time designate or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1 TIME AND PLACE OF MEETINGS.

All meetings of Shareholders shall be held at such time and place, whether within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2 MEETINGS.

Meetings of Shareholders of the Trust or any Class shall be held whenever a vote of such Shareholders is required by the Declaration and at such other times as the Trustees may determine to be necessary, appropriate or advisable. Meetings of Shareholders to consider any matter as to which a vote of Shareholders is required by the Investment Company Act of 1940, as amended (the “1940 Act”), or is permitted to be requested by Shareholders pursuant to applicable law and as to which the Trustees have not called a meeting of Shareholders shall be called by the secretary upon the written request of the holders of Shares entitled to cast not less than fifty percent (50%) of all the votes then entitled to be cast on such matter at a meeting of Shareholders. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The secretary shall inform such Shareholders of the estimated reasonable cost of preparing and mailing such notice of the meeting. Upon payment to the Trust of such costs, the secretary shall give notice stating the purpose or purposes of the meeting to each Shareholder entitled to vote at such meeting. Unless requested by Shareholders entitled to cast two-thirds of all votes entitled to be cast on such matter, a meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of Shareholders held during the preceding twelve (12) months.

Section 2.3 NOTICE OF MEETINGS.

The secretary or an assistant secretary shall call a meeting of Shareholders by order pursuant to Section 2.2 by giving written notice of the place, date and hour, and general nature of the business to be transacted at that meeting not less than ten (10) days (or such other number of days as the Board of Trustees shall determine in its sole discretion) before the date of the meeting, to each Shareholder entitled to vote at such meeting. Notice of any meeting of Shareholders shall be (i) given either by hand delivery, telephone, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means or by mail, postage prepaid, and (ii) given or addressed to the Shareholder at the phone number, address, facsimile number, e-mail address or other contact information of that Shareholder appearing on the books of the Trust or its transfer agent. Notice shall be deemed to have been given at the time when made by telephone, delivered personally, deposited in the mail or with an overnight courier or sent by telegram, facsimile, telex, telecopier, electronic mail or other means of communication. The business to be transacted at any special meeting shall be limited to that stated in such notice of the meeting. No notice of any meeting need be given to any Shareholder who attends such meeting in person or to any Shareholder who waives notice of such meeting (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

Section 2.4 ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER SHAREHOLDER PROPOSALS

Only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of individuals for election as Trustee may be made at a meeting of Shareholders at which Trustees are to be elected (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Trustees or (iii) provided that the Trustees have determined that Trustees shall be elected at such meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section and at the time of the meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section. In the event the Trust calls a meeting of Shareholders for the purpose of electing one or more individuals as Trustees, any such Shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the Shareholder’s notice required by this Section shall be delivered to the Secretary at the principal executive office of the Trust not earlier than the 150th day prior to such meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such meeting or the tenth day following the day on which public announcement is first made of the date of the meeting and of the nominees proposed by the Trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a meeting shall not commence a new time period for the giving of a Shareholder’s notice as described above.

Such Shareholder’s notice shall set forth (i) as to each individual whom the Shareholder proposes to nominate for election or reelection as a Trustee, (A) the name, age, business address and residence address of such individual, (B) the class, Series and number of any Shares of the Trust that are beneficially owned by such individual, (C) the date such Shares were acquired and the investment intent of such acquisition, (D) whether such Shareholder believes any such individual is, or is not, an “interested person” of the Trust, as defined in the 1940 Act and information regarding such individual that is sufficient, in the discretion of the Trustees or any authorized officer of the Trust, to make such determination and (E) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such Shareholder and any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Shareholder and the Shareholder Associated Person therefrom; (iii) as to the Shareholder giving the notice and any Shareholder Associated Person, the class, Series and number of all Shares which are owned by such Shareholder and by such Shareholder Associated Person, if any, and the nominee holder for, and number of, Shares owned beneficially but not of record by such Shareholder and by any such Shareholder Associated Person; (iv) as to the Shareholder giving the notice and any Shareholder Associated Person covered by clauses (ii) or (iii) of this paragraph of this Section, the name and address of such Shareholder, as they appear on the Trust’s share ledger and current name and address, if different, and of such Shareholder Associated Person; and (v) to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder supporting the nominee for election or reelection as a Trustee or the proposal of other business on the date of such Shareholder’s notice.

For purposes of this Section, “Shareholder Associated Person” of any Shareholder shall mean (i) any Person controlling, directly or indirectly, or acting in concert with, such

Shareholder, (ii) any beneficial owner of Shares owned of record or beneficially by such Shareholder and (iii) any Person controlling, controlled by or under common control with such Shareholder Associated Person.

Upon written request by the Secretary or the Trustees or any committee thereof, any Shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of Shareholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the Shareholder pursuant to this Section. If a Shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section.

Only such individuals who are nominated in accordance with this Section shall be eligible for election by Shareholders as Trustees, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with this Section. The chairperson of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section.

For purposes of this Section, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Trustees and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the Exchange Act or the 1940 Act.

Notwithstanding the foregoing provisions of this Section, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 2.5 POSTPONEMENTS; ADJOURNMENTS.

Prior to the date upon which any meeting of Shareholders is to be held, the Board of Trustees may postpone such meeting one or more times for any reason by giving notice to each Shareholder entitled to vote at the meeting so postponed of the place, date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with Section 2.3. Any Shareholders’ meeting may be adjourned by the chairman of the meeting one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Shareholder vote shall be required for any adjournment. A Shareholders’ meeting may be adjourned by the chairman of the meeting as to one or more proposals regardless of whether action has been taken on other matters. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or notice is given to persons present at the meeting. Any adjourned meeting may be held at such time and place as determined by the Board of Trustees in its sole discretion. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the secretary shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the chairman of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

Section 2.6 QUORUM; VOTE REQUIRED.

Except as otherwise provided by law, by the Declaration or by these By-Laws, at all meetings of Shareholders the holders of Shares representing forty percent (40%) of the Shares entitled to vote on a matter, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business as to such matter. This section shall not affect any applicable requirement of law or the Declaration for the vote necessary for the adoption of any measure. Except as otherwise provided by applicable law, by the Declaration or by these By-Laws and subject to the provisions of Article V of the Declaration, when a quorum is present at any meeting, a majority of the Shares voted shall decide all questions and a plurality shall elect a Trustee.

Section 2.7 VOTING.

Subject to Section 6.4 of the Declaration, at any meeting of Shareholders, each Shareholder having the right to vote shall be entitled to vote in person or by proxy, and each Shareholder of record shall be entitled to cast such number of votes as specified by Article V of the Declaration for each Share (and fractional share) entitled to vote so registered in his name on the records of the Trust on the date fixed as the record date for the determination of Shareholders entitled to vote at such meeting. Shares held by two or more Persons (whether as joint tenants, co-fiduciaries or otherwise) will be voted as follows, unless written instrument or court order providing to the contrary has been filed with the secretary of the Trust: (1) if only one votes, his vote will bind all; (2) if more than one votes, the vote of the majority will bind all; and (3) if more than one votes and the vote is evenly divided, the Shares will be voted in accordance with the determination of a majority of such Persons and any Person appointed to act by a court of competent jurisdiction, or, in the absence of such appointment, the vote will be cast proportionately.

Section 2.8 PROXIES.

Each proxy shall be in writing executed by the Shareholder giving the proxy or by his duly authorized attorney. Notwithstanding the foregoing, a Shareholder may authorize another Person or Persons to act for him as proxy by transmitting or authorizing the transmission of a telephone communication, telegram, cablegram or other means of electronic transmission to the Person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the Person who will be the holder of the proxy to receive such transmission, provided that any such telephone communication, telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telephone communication, telegram, cablegram or other electronic transmission was authorized by the Shareholder. No proxy shall be valid after the expiration of eleven (11) months from its date, unless a longer period is provided for in the proxy.

Section 2.9 PROCEDURES AT MEETINGS.

At all meetings of Shareholders, all questions relating to the qualification of voters, the validity of proxies, the acceptance or rejection of votes, the order and manner in which matters are submitted to a vote, and all other matters relating to questions of procedure shall be decided by the chairman of the meeting, in a manner consistent with these By-Laws.

Section 2.10 INFORMAL ACTION BY SHAREHOLDERS.

Any action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting if (i) a consent in writing, setting forth such action, is signed by the holders of all outstanding Shares entitled to vote thereat, and (ii) such consents are filed with the records of the Trust.

ARTICLE III

TRUSTEES

Section 3.1 POWERS.

Subject to the applicable provisions of the Declaration and these By-Laws relating to action required to be approved by the Shareholders or by the outstanding Shares, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board of Trustees.

Section 3.2 NUMBER OF TRUSTEES.

The exact number of Trustees within the limits specified in the Declaration shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees.

Section 3.3 VACANCIES.

Vacancies in the Board of Trustees may be filled by a majority of the then remaining Trustees at a duly constituted meeting; except that a vacancy shall be filled only by a Person elected by Shareholders if required by the 1940 Act.

Section 3.4 ANNUAL MEETINGS OF THE TRUSTEES.

The Trustees shall hold an annual meeting for the transaction of such business as may come before the meeting.

Section 3.5 REGULAR AND SPECIAL MEETINGS OF THE TRUSTEES.

The Trustees may in their discretion provide for regular or special meetings of the Trustees. Regular meetings of the Trustees may be held without further notice, except as otherwise required by the 1940 Act in which case notice shall be given as prescribed in Section 3.6 of this Article III, and may be held at such time and place as shall be fixed in advance by the Trustees. Special meetings of the Trustees may be called at any time by the chairman and shall be called by the chairman, vice-president or the secretary upon the request of any two (2) Trustees or, if there shall be only one (1) Trustee, upon the request of such sole Trustee.

Section 3.6 NOTICE OF SPECIAL MEETING.

Notice of any special meeting of the Trustees shall be given by oral or written notice delivered personally, telephoned, telegraphed, mailed or electronically transmitted to each Trustee at his business or residence address. Personally delivered, telephoned, telegram or electronically transmitted notice shall be given at least twenty-four (24) hours prior to the meeting. Notice by mail shall be given at least five (5) days prior to the meeting. If mailed, such notice will be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed given when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any special meeting of the Trustees need be stated in the notice, unless specifically required by the 1940 Act.

Section 3.7 QUORUM; ADJOURNMENT.

A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business; provided, that if less than a majority of such number of Trustees is present at any such meeting, a majority of the Trustees present or the sole Trustee present may adjourn the meeting from time to time without further notice until a quorum is present.

Section 3.8 VOTING.

The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees, unless the concurrence of a greater proportion or of any specified group of Trustees is required for such action by law, the Declaration or these By-Laws.

Section 3.9 EXECUTIVE AND OTHER COMMITTEES.

The Trustees may designate one or more committees, each committee to consist of one (1) or more Trustees and to have such title as the Trustees may consider to be properly descriptive of its function, except that not more than one committee shall be designated as the

Executive Committee and that any Executive Committee shall consist of two (2) or more Trustees. Each such committee shall serve at the pleasure of the Trustees.

In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in the place of such absent member.

The Trustees may delegate to any of the committees appointed under this Article III, Section 3.9, any of the powers of the Trustees, except the power to: (1) amend the Declaration; (2) approve the incorporation of the Trust; (3) approve the dissolution of the Trust; (4) issue Shares except pursuant to a general formula or method specified by the Trustees by resolution; (5) amend these By-Laws; or (6) elect, appoint or remove Trustees.

Each committee, as and when requested by the Trustees, shall keep minutes or other appropriate written evidence of its meetings or proceedings and shall report the same to the Trustees and shall observe such other procedures with respect to its meetings as may be prescribed by the Trustees in the resolution appointing such committee, or, if and to the extent not so prescribed, as are prescribed in these By-Laws with respect to meetings of the Trustees.

Section 3.10 PARTICIPATION IN MEETINGS BY TELEPHONE; PROXIES.

Any Trustee may participate in a meeting of the Trustees or of any committee of the Trustees by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting except where the 1940 Act requires Trustee action at a meeting held in person. Subject to any applicable requirements of the 1940 Act, all meetings of the Trustees, every Trustee shall be entitled to vote by proxy, provided that such proxy shall, before or after such meeting, be delivered to the secretary or other person responsible for recording the proceedings of such meeting. To the extent permitted by the 1940 Act, a Trustee may provide any proxy through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or by any other form of communication.

Section 3.11 INFORMAL ACTION BY TRUSTEES.

Unless an in person meeting is required by the 1940 Act, any action required or permitted to be taken at any meeting of the Trustees or of any committee of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by a majority of the Trustees in lieu of a meeting of Trustees, or a majority of the Trustees who are members of the committee, in lieu of a meeting of a committee, and such written consent is filed with the minutes of proceedings of the Trustees or of the committee. Any such consent may be executed in counterparts.

Section 3.12 COMPENSATION.

The Trustees shall determine and from time to time fix by resolution the compensation payable to Trustees for their services to the Trust in that capacity. Such compensation may, but need not, consist of an annual fee or a fee for attendance at meetings of the Trustees or of any committee of the Trustees of which the Trustees receiving such fees are members, or a combination of an annual fee and a fee for attendance. The chairman of the Board of Trustees and the chairman, if any, of each committee of Trustees, may be paid additional amounts for services rendered in such capacities. In addition, the Trustees may authorize the reimbursement of Trustees for their expenses for attendance at meetings of the Trustees and at meetings of any committee of the Trustees of which they are members. Nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor.

ARTICLE IV

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or, in the case of any waiver of notice of any meeting of Shareholders, signed by the proxy for a Person entitled to notice thereof, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by law, the Declaration or these By-Laws. The attendance by any Person at any meeting in person or telephonically, or in the case of a meeting of Shareholders, by proxy, shall constitute a waiver of notice of such meeting, except where such Person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 5.1 EXECUTIVE OFFICERS.

The executive officers of the Trust shall be a chairman, a president, a secretary, a treasurer, a chief compliance officer and such other officers as the Trustees from time to time may elect. If the Trustees shall elect one or more vice-presidents, each such vice-president shall be an executive officer. The chairman shall be elected from among the Trustees, but no other executive officer need be a Trustee. Any two or more executive offices may be held by the same person, except the offices of president and secretary. A person holding more than one office may not act in more than one capacity to execute, acknowledge or verify on behalf of the Trust an instrument required by law to be executed, acknowledged and verified by more than one officer. The executive officers of the Trust shall be elected by the Trustees.

Section 5.2 OTHER OFFICERS AND AGENTS.

The Trustees may also elect or may delegate to the chairman, or the president, or both, authority to appoint, remove, or fix the duties, compensation or terms of office of one or more assistant vice-presidents, assistant secretaries and assistant treasurers, and such other officers and agents as the Trustees shall at any time and from time to time deem to be advisable.

Section 5.3 TENURE, RESIGNATION AND REMOVAL.

Each officer of the Trust shall hold office until his successor is elected or appointed or until his earlier displacement from office by resignation, removal or otherwise; provided, that if the term of office of any officer elected or appointed pursuant to Section 5.2 of this Article V shall have been fixed by the Trustees or by the chairman acting under authority delegated by the Trustees, such officer shall cease to hold such office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed him. Any officer of the Trust may resign at any time by written notice to the Trust. Any officer or agent of the Trust may be removed at any time by the Trustees or by the chairman acting under authority delegated by the Trustees pursuant to Section 5.2 of this Article V if in their or his judgment the best interest of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 5.4 VACANCIES.

If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Trustees or by the chairman acting under authority delegated by the Trustees pursuant to Section 5.2 of this Article V. Each officer elected or appointed to fill a vacancy shall hold office for the balance of the term for which his predecessor was elected or appointed.

Section 5.5 COMPENSATION.

The compensation, if any, of all officers of the Trust shall be fixed by the Trustees or by the chairman acting under authority delegated by the Trustees pursuant to Section 5.2 of this Article V.

Section 5.6 AUTHORITY AND DUTIES.

All officers as between themselves and the Trust shall have such powers, perform such duties and be subject to such restrictions, if any, in the management of the Trust as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Trustees or by the chairman acting under authority delegated by the Trustees pursuant to Section 5.2 of this Article V.

Section 5.7 CHAIRMAN.

The Trustees shall appoint from among their number a Chairman who shall serve as such at the pleasure of the Trustees. When present, he or she shall preside at all meetings of the Shareholders and the Trustees, and he or she may appoint, subject to the approval of the Trustees, a Trustee to preside at such meetings in his or her absence. He or she shall perform such other duties as the Trustees from time to time may designate.

Section 5.8 PRESIDENT.

The President shall be the chief executive officer of the Trust and, subject to the direction of the Trustees, shall have general administration of the business and policies of the Trust. Except as the Trustees otherwise may order, the President shall have the power to grant, issue, execute, or sign such powers of attorney, proxies, agreements, or other documents as the President may deem advisable or necessary in the furtherance of the interest of the Trust. He or she also shall have the power to employ attorneys, accountants, and other advisers and agents and counsel for the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees from time to time may designate.

Section 5.9 VICE-PRESIDENTS.

The vice-president, if any, or, if there be more than one, the vice-presidents, shall assist the president in the management of the business of the Trust and the implementation of orders, policies and resolutions of the Trustees at such times and in such manner as the president may deem to be advisable. If there be more than one vice-president, the Trustees may designate one as the executive vice-president, in which case he shall be first in order of seniority, and the Trustees may also grant to other vice-presidents such titles as shall be descriptive of their respective functions or indicative of their relative seniority. In the absence or disability of the president, the vice-president, or, if there be more than one, the vice-presidents in the order of their relative seniority, shall exercise the powers and perform the duties of those officers; and the vice-president or vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed by the chairman or by the Trustees.

Section 5.10 SECRETARY.

The secretary, or his/her delegate, shall:

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Trustees, the committees of the Trustees and the Shareholders;

(b) have custody of the Seal of the Trust;

(c) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(d) be custodian of the records of the Trust;

(e) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(f) in general, perform all the duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the Trustees, the chairman or the chief administrative officer.

Section 5.11 TREASURER.

The treasurer, or his/her delegate, shall:

(a) have charge and custody of, and be responsible for, all the funds and Securities of the Trust, except those which the Trust has placed in the custody of a bank or trust company or other permissible custodian pursuant to a written agreement designating such bank or trust company or person as custodian of the property of the Trust;

(b) keep accurate financial records for the Trust;

(c) render to the chairman, the president and the Trustees, whenever requested, an account of all transactions by and of the financial condition of the Trust;

(d) deposit all money, drafts, and checks in the name of and to the credit of the Trust in the banks and depositories designated by the Trustees;

(e) endorse for deposit all notes, checks, and drafts received by the Trust making proper vouchers therefore;

(f) disburse corporate funds and issue checks and drafts in the name of the Trust, as ordered by the Trustees; and

(g) in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Trustees, the chairman or the president.

Section 5.12 CHIEF COMPLIANCE OFFICER

The Chief Compliance Officer shall be the principal compliance officer of the Trust, and shall be responsible for administering the Trust’s compliance policies and procedures adopted pursuant to Section 38a-1 under the 1940 Act and shall have such powers necessary to perform such duties.

ARTICLE VI

RECORDS AND REPORTS

Section 6.1 MAINTENANCE OF SHARE REGISTER.

The Trust shall keep at its principal executive office or at the office of its transfer agent, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and Class, if any, of Shares held by each Shareholder.

Section 6.2 MAINTENANCE OF BY-LAWS.

The Trust shall keep at its principal executive office the original or a copy of these By-Laws as amended to date.

Section 6.3 MAINTENANCE OF OTHER RECORDS.

The accounting books and records of the Trust and minutes of proceedings of the Shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. Inspection by any Shareholder of the Shareholder list and books and records of the Trust shall be at the discretion of the Trustees.

Section 6.4 INSPECTION BY TRUSTEES.

Every Trustee shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 6.5 FINANCIAL STATEMENTS.

The Trustees shall submit to the Shareholders such written financial reports as are required by the 1940 Act.

ARTICLE VII

EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

Section 7.1 GENERAL.

All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust shall be signed by the president, any vice president, the treasurer or secretary or an assistant treasurer or an assistant secretary, or as the Board of Trustees may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

Section 7.2 CHECKS, NOTES, DRAFTS, ETC.

So long as the Trust shall employ a custodian to keep custody of the cash and securities of the Trust, all checks and drafts for the payment of money by the Trust may be signed in the name of the Trust by the custodian. Except as otherwise authorized by the Board of Trustees, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Trust by the president or a vice president and by the treasurer or an assistant treasurer. Promissory notes, checks or drafts payable to the Trust may be endorsed only to the order of the custodian or its nominee and only by the treasurer or president or a vice president or by such other person or persons as shall be authorized by the Board of Trustees.

Section 7.3 VOTING OF SECURITIES.

Unless otherwise ordered by the Board of Trustees, the president or any vice president shall have full power and authority on behalf of the Trust to attend and to act and to vote, or in the name of the Trust to execute proxies to vote, at any meeting of shareholders of any company in which the Trust may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Board of Trustees may by resolution from time to time confer like powers upon any other person or persons.

ARTICLE VIII

SHARES OF BENEFICIAL INTEREST

Section 8.1 CERTIFICATES OF SHARES.

The Trust shall not be obligated to issue certificates representing Shares of the Trust or any Class, except that the Trustees may determine to authorize the issuance of certificates for Shares of any Class, and in such case, certificates shall be issued in accordance with such procedures as the Trustees may establish. If certificates for Shares are issued, each such certificate shall be signed by the chairman, or, in the absence of a chairman by a vice-president and countersigned by the secretary or the treasurer. The signatures on a certificate may be either manual or facsimile. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A full record of the issuance of each certificate and the identifying number assigned thereto shall be made on the books and records of the Trust usually kept for the purpose or required by statute.

Section 8.2 TRANSFERS OF CERTIFICATES.

If the Trustees authorize the use of certificates, upon surrender to the Trust or its transfer agent of a certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Shares of the Trust or any Class not represented by certificates shall be transferred by recording the transaction on the books of the Trust upon presentation of proper evidence of succession, assignment or authority to transfer. Transfers may only be effected consistent with requirements of the Declaration and the prospectus of the Trust or any applicable Class.

The Trust shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

Section 8.3 LOST CERTIFICATE.

If the Trustees authorize the use of certificates, the Trustees may by resolution establish procedures pursuant to which a new certificate or certificates may be issued in place of any certificate or certificates theretofore issued by the Trust which have been mutilated or which are alleged to have been lost, stolen or destroyed, upon presentation of each such mutilated certificate, or the making of an affidavit by the Person claiming any such certificate to have been lost, stolen or destroyed as to the fact and circumstances of the loss, theft or destruction thereof. The Trustees, in their discretion and as a condition precedent to the issuance of any new certificate, may include among such procedures a requirement that the owner of any certificate alleged to have been lost, stolen or destroyed, or the owner’s legal representative, furnish the Trust with a bond, in such sum and with such surety or sureties as the Trustees may direct, as indemnity against any claim that may be made against the Trust in respect of such lost, stolen or destroyed certificate.

Section 8.4 FIXING OF RECORD DATE.

For purposes of determining the Shareholders entitled to notice of, or to vote at, any meeting of Shareholders or at any adjournment thereof in respect of which a new record date is not fixed, or entitled to express written consent to or dissent from the taking of action by Shareholders without a meeting, or for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of Shares, or for the purpose of any other lawful action, the Trustees may fix, in advance, a date as the record date for any such determination of Shareholders. Such date shall not be more than one hundred twenty (120) days, and in case of a meeting of Shareholders not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of Shareholders is to be held or taken. If no record date is fixed, (a) the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the earlier of: (i) the close of business on the day on which the notice of meeting is first mailed to any Shareholder; or (ii) the thirtieth (30th) day before the meeting; (b) the record date for determining the Shareholders entitled to express written consent to the taking of any action without a meeting, when no prior action by the Trustees is necessary, shall be the day on which the first written consent is expressed; and (c) the record date for the determination of Shareholders entitled to receive payment of a dividend or other distribution or an allotment of any other rights shall be at the close of business on the day on which the resolution of the Trustees, declaring the dividend, distribution or allotment of rights, is adopted.

ARTICLE IX

FISCAL YEAR

The fiscal year of the Trust shall be fixed and may from time to time be changed by resolution of the Trustees.

ARTICLE X

FEDERAL SUPREMACY

If at any time when the Trust is registered as an investment company under the 1940 Act, any of the foregoing provisions of these By-Laws or the law of the State of Delaware relating to statutory trusts shall conflict or be inconsistent with any applicable provision of the 1940 Act, the applicable provision of the 1940 Act shall be controlling and the Trust shall not take any action which is in conflict or inconsistent therewith.

ARTICLE XI

AMENDMENTS

These By-Laws may be amended, altered or repealed, or new By-Laws may be adopted only by the Trustees.

ARTICLE XII

SEAL

The seal of the Trust shall be circular in form bearing the inscription:

“ALLIANCEBERNSTEIN MULTI-MANAGER ALTERNATIVE FUND

THE STATE OF DELAWARE”

The form of the seal shall be subject to alteration by the Trustees and the seal may be used by causing the seal or a facsimile to be impressed or affixed or printed or otherwise reproduced.

Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document, instrument, or other paper executed and delivered by or on behalf of the Trust, however, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and the seal’s absence shall not impair the validity of, any document, instrument, or other paper executed by or on behalf of the Trust.

ARTICLE XIII

HEADINGS

Headings are placed in these By-Laws for convenience of reference only and, in case of any conflict, the text of these By-Laws rather than the headings shall control.

Approved by the Board of Trustees of the AllianceBernstein Multi-Manager Alternative Fund on June 4, 2012.